CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 2-93068 on Form N-1A of our reports dated May 22, 2006 relating to the financial statements and financial highlights of Excelsior Tax-Exempt Funds Inc. including Long-Term Tax-Exempt Fund, Intermediate-Term Tax-Exempt Fund, Short-Term Tax-Exempt Securities Fund, New York Intermediate-Term Tax-Exempt Fund, California Short-Intermediate Term Tax-Exempt Income Fund, Tax-Exempt Money Fund, and New York Tax-Exempt Money Fund appearing in the Annual Reports to Shareholders on Form N-CSR of Excelsior Tax-Exempt Funds Inc. for the year ended March 31, 2006, and to the reference to us under the headings “Financial Highlights” in such Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the reference to us on the cover of the Statement of Additional Information which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

July 27, 2006